                                                         Translation from French



                      UNILATERAL PROMISE TO PURCHASE SHARES





BETWEEN THE UNDERSIGNED

- Kaufman & Broad France, a societe anonyme with a capital of FF 19,414,200, whose registered office is at 44 rue Washington, 75008 Paris, identified under the number 702 022 724 RCS Paris,

         represented by its Chairman
         Mr. Guy Nafilyan

                                                        ON THE ONE HAND

                                             Hereinafter referred to as

                                                         THE "PROMISOR"


AND

-        Mr./Mrs./Miss [name]
         residing at [address]

                                                      ON THE OTHER HAND

                                             Hereinafter referred to as

                                                      THE "BENEFICIARY"


WITNESSETH:


Kaufman & Broad France is a societe anonyme with a capital of FF 19,414,200 divided into 194,142 shares of 100 francs each, whose registered office is at 44 rue Washington, 75008 Paris, identified under the number 702 022 724 RCS Paris.

The extraordinary general meeting of the shareholders of Kaufman & Broad France of October 30, 1997 authorized the Board of Directors to grant options to purchase shares of the company to managers and/or employees of the company and of companies or other entities of its group.

In accordance with the provisions of Article 217-1 of the Law of June 24, 1966 on commercial companies, which permits a derogation from the prohibition - set forth in Article 217 of such law for a company to acquire its own shares, the extraordinary general meeting authorized the Board to purchase the necessary shares from the shareholders to allow the employees to exercise options.

Making use of this authorization, the Board, during its October 30, 1997 meeting, awarded part of the stock options.

The Board of Directors therefore has the possibility of acquiring shares of Kaufman & Broad France to allow the award of the balance of the options.

Mr./Mrs./Miss [name] holds [number] shares out of the 194,142 shares composing the capital stock of Kaufman & Broad France.

IT HAS BEEN AGREED BETWEEN THE PARTIES AS FOLLOWS:

I. The Promisor hereby irrevocably promises to the Beneficiary to purchase, or to cause to be purchased, by any individuals or legal entities it might substitute for itself, and at the Beneficiary's first request, according to the conditions defined below, all or part, as the latter may choose, of the [number] shares representing all of the shares held as of this day by Mr./Mrs./Miss [name].

The Beneficiary accepts such promise as a promise and reserves the right to make use thereof according to the conditions defined below.

The Beneficiary shall have the option of exercising this promise to purchase, at one or more times as he/she may choose, for all or the part that he/she may consider appropriate, between February 1 and March 31 inclusive of each calendar year as from 2002 and until 2012 inclusive.

Thereafter, if the Beneficiary has not notified his/her acceptance, the Promisor shall cease to be bound and this promise to purchase shall lapse without indemnity on either side because the option has not been exercised.

The Beneficiary's exercise of this promise to purchase shall be notified by registered letter indicating the number of shares covered by the exercise of the option, the postmark attesting to the date.

The parties expressly agree that this promise shall not have any effect in the event of a sale by the majority shareholder of Kaufman & Broad France of all or part of such latter company's shares. In such an event, and once it shall become aware of the proposed sale, the Promisor shall notify the Beneficiary thereof in writing. This promise shall lapse upon the Beneficiary's receipt of such notification.


II. If the promise hereunder is exercised within the period stipulated above, the sale of the shares shall occur for a price determined by dividing the consolidated equity (US GAAP standards) of Kaufman & Broad France at November 30 of the last fiscal year ended by the number of issued shares outstanding at such date.

The sale price of the shares shall be payable by the Promisor or its substitutes within 30 days of the exercise in return for the Beneficiary's delivery of the transfer orders corresponding to the shares which are the subject of the promise to purchase and, if required, any corresponding certificates of recording in an account which the Beneficiary might hold.


III. The shares acquired will be delivered to the Promisor, with ownership and acquisition of rights effective as from their acquisition, therefore with right to dividends and interim dividends distributed as from such date.

They must be free of any charge, pledge or other impediment to their sale, the Beneficiary being required to have full ownership thereof without any restriction.


IV. This promise to purchase is binding on both the Promisor and all its assigns jointly between them, without the benefit of discussion or division.

a) In the event of the merger acquisition of Kaufman & Broad France by another company, the promise hereunder would be carried over to the shares of the absorbing company which had been delivered to the Beneficiary in exchange for the shares of Kaufman & Broad France which it owns.

b) In the event of a capital increase by the capitalization of reserves, profits or premiums and by the issuance of new shares, the free shares awarded to the Beneficiary for the shares belonging to him/her would be added to those referred to herein, without any modification of the price referred to above.

c) In the event of a capital increase by subscription in cash, this promise would also apply to new shares which might be subscribed for by the Beneficiary before exercising this promise, for a price which will be equal to the price paid by the Beneficiary for the subscription.

d) In the event of the transformation of the legal form of Kaufman & Broad France, the benefit of this promise would be extended to the equity interests delivered by such transformed company in exchange for the shares which are the subject matter of this promise, whatever their form and nature.


VI. Each of the undersigned parties shall bear the cost, which so undertakes, of counsel's fees and the fees of any other person having respectively given them opinions, advice and assistance.


VII. For the performance hereof, and any consequences, the undersigned elect domicile respectively in their above-designated domiciles where all notifications may be made to them in performance hereof.


                                   Executed in Paris
                                   In two originals
                                   On


THE PROMISOR(1)                                              THE BENEFICIARY(2)


--------
(1) Signature preceded by the handwritten words "Good for promise to purchase (number written in full and in figures) shares of Kaufman & Broad France".

(2) Signature preceded by the handwritten words "Good for acceptance of this promise to

Kaufman & Broad France                                       [name]
Guy Nafilyan








----------
         purchase shares as a promise".

                                                         Translation from French

                             KAUFMAN & BROAD FRANCE
                A societe anonyme with a capital of FF 19,414,200
               Registered office: 44 rue de Washington 75008 Paris
                              702 022 724 RCS Paris

--------------------------------------------------------------------------------

                      REGULATIONS OF THE STOCK OPTION PLAN

--------------------------------------------------------------------------------


The extraordinary general meeting of the shareholders of Kaufman & Broad France held on October 30, 1997 authorized the creation of a stock option plan of the company in favor of certain employees and/or managers of the company or its French subsidiaries, such options entitling their holders to acquire shares within the limit of a maximum of 19,414 shares, i.e., practically 10% of the capital stock of Kaufman & Broad France.

This stock option plan is governed by the provisions of Articles 208-1 to 208-8 of the Law of June 24, 1966 on commercial companies and by Articles 174-8 to 174-21 of the Decree of March 23, 1967.

The Board of Directors, in its October 30, 1997 meeting, making use of the authorization granted to it by the extraordinary general meeting referred to above, defined the terms and conditions of the stock option plan and designated the beneficiaries of the options and the number of options awarded to them.


I.       CONDITIONS FOR THE AWARD AND CHARACTERISTICS OF THE OPTIONS

1.       DEFINITION OF THE BENEFICIARIES

         The Board of Directors decided to award options to

         Mr. Pierre Beauchef
         Mr. Patrick Zamo
         Mrs. Beatrice Terray
         Mr. Daniel Raze
         Mr. Christian Delapierre
         Mr. David Holland
         Mr. Guy Carrie
         Mr. Erick Bonnard

                                      -2-
         Mr. Eric Gerlach
         Mr. Jean-Pierre Farion
         Mr. Alain Morvan
         Mrs. Anne Cohendy
         Mr. Claude Maitre
         Mr. Olivier Perrin
         Mr. Gerard Belorgey

         employees of G.I.E. Kaufman & Broad.

         Mr. Guy Nafilyan
         Mr. Joel Monribot
         Mr. Hugues le Masne

         directors of Kaufman & Broad France

         As of today's date, each of the beneficiaries named above holds less than 10% of the capital stock.


2.       NUMBER OF SHARES SUBJECT TO OPTIONS

         The number of shares covered by the purchase options is 19,414 shares, of a par value of 100 francs each, of Kaufman & Broad France, and they are awarded to the above-named beneficiaries in the following proportions:


         Mr. Guy Nafilyan                                9,707 options
         Mr. Joel Monribot                               2,912 options
         Mr. Hugues le Masne                               388 options

         directors of Kaufman & Broad France.

         Mr. Pierre Beauchef                               971 options
         Mr. Patrick Zamo                                  582 options
         Mrs. Beatrice Terray                              388 options
         Mr. Daniel Raze                                   388 options
         Mr. Christian Delapierre                           97 options
         Mr. David Holland                                  97 options
         Mr. Guy Carrie                                     97 options
         Mr. Erick Bonnard                                  97 options
         Mr. Eric Gerlach                                  194 options
         Mr. Jean-Pierre Farion                             97 options

                                      -3-

         Mr. Alain Morvan                                  194 options
         Mrs. Anne Cohendy                                  97 options
         Mr. Claude Maitre                                  97 options
         Mr. Olivier Perrin                                 97 options
         Mr. Gerard Belorgey                                97 options

         employees of G.I.E. Kaufman & Broad.

         Total                                          16,597 options

         The options being irrevocable, this number may not be modified during the term of the options, except in the case of an adjustment of the number of shares and of the purchase price made necessary by the completion of the financial operations referred to in paragraph 5 below.


3.       CHARACTERISTICS OF THE OPTIONS

         The granting of the options constitutes an irrevocable undertaking on the part of the company in favor of the beneficiary.

         The options may be exercised by the beneficiary personally. The options and the rights resulting from the options granted are not assignable and not attachable. However, in the event of the death of a beneficiary, and in accordance with Article 208-7 of the Law on commercial companies, such beneficiary's assigns may exercise the option within six months of the death, as indicated below.

         The exercise of the option is optional for the beneficiary.


4.       ESTABLISHMENT OF THE PURCHASE PRICE OF THE SHARES

         The purchase price of the shares by the beneficiaries at the time such options are exercised has been determined on the basis of the consolidated equity at November 30, 1996 (US GAAP standards), i.e., FF 279,739,000.

         The price per share obtained therefrom is FF 1,440.90 (FF 279,739,000 divided by 194,412 shares).

         The above-mentioned price was defined by the extraordinary general meeting of October 30, 1997 in light of the report issued by the statutory auditor.

         The price as determined shall be paid as indicated in paragraph II-2 below.


5.       ADJUSTMENT OF THE PURCHASE PRICE

         In accordance with the law, the purchase price of the shares may not be modified during the term of the option, i.e., until the term of the plan.

         However, if during such period the company carries out certain financial transactions having an impact on the capital, the Board of Directors will adjust the price of the shares subject to not as yet exercised options, so that the total value of the current options of the beneficiaries remains constant. The terms and conditions for the calculation of these adjustments are defined by the law.

         The financial transactions referred to above are the following:

         -  issuance of shares to be subscribed for in cash;

         - issuance of bonds giving a right to shares (bonds with warrants, convertible or exchangeable into shares);

         -  capitalization of reserves, profits or issuance premiums;

         -  distribution of reserves in cash or in portfolio shares;

         -  reduction of the capital because of losses.


6.       FUTURE AWARDS

         The 2,817 shares remaining to be awarded after the initial distribution (i.e., the difference between the 19,414 authorized shares and the 16,597 shares awarded under paragraph I-2 above) may be awarded in the coming years. These future awards will be made between March 1 and June 30 of each year - subject to modifications of the law or the regulations limiting the periods during which the options may be awarded - the exercise price being determined on the basis of the consolidated equity of Kaufman & Broad France (US GAAP standards) at the previous November 30.


II.      TERMS AND CONDITIONS FOR THE EXERCISE OF THE OPTIONS

1.       PERIOD OF VALIDITY OF THE OPTIONS

         1.1 The options may only be exercised by their beneficiaries if they are employees and/or managers of the company or of one of the companies and/or other entities of its group affiliated to it within the meaning of the provisions of Article 208-4 of the Law of June 24, 1966 on the day the option is exercised, subject to the exceptions stipulated below.

                  The options may be exercised as from the fifth anniversary of the date of their award by the Board of Directors and until the term of the plan.

                  The options will expire on the 15th anniversary of the date of their award.

                  Any option not exercised on the expiration date of this period will lapse.

                  The options may be exercised at any time during this period, at one or more times, but without exceeding five times, within the limits established in paragraph 2 below.


         1.2 During the first five years of the plan, i.e., until October 30, 2002, the option may be exercised in advance by the beneficiary at the time of the occurrence of one of the following events and under the conditions set forth below:

                  - in the event of the death or invalidity of the beneficiary corresponding to the classification in the 3rd or 4th category provided for in Article 310 of the Social Security Code, during a period of six months as from the day of the death or the acknowledgment of the invalidity; at the end of this period, any unexercised option will no longer be valid;

                  - in the event of taking retirement/being asked to retire, during a one-month period as from the day on which he stops work; at the end of this period, any unexercised option will no longer be valid;

                  - in the event of resignation, during a one-month period as from notification of the resignation; at the end of this period, any unexercised option will no longer be valid;

                  - in the event of the sale of all the shares of Kaufman & Broad France by Kaufman & Broad Home Corporation, during a period starting as from the beneficiary's being notified of the proposed sale of the shares of Kaufman & Broad France and expiring one clear day preceding the date scheduled for the completion of the sale of the shares, as will be mentioned in the notification sent to the beneficiary; upon expiration of this period, the unexercised options will no longer be valid;

                  - in the event of the sale of a part of Kaufman & Broad Home Corporation's shareholding in Kaufman & Broad France, during a period starting as from the beneficiary's being notified of the proposed sale of the shares of Kaufman & Broad France and expiring one clear day preceding the date scheduled for the completion of the sale of the shares, as will be mentioned in the notification sent to the beneficiary; upon expiration of this period, the unexercised options will no longer be valid; each beneficiary may exercise a part of his options equal to the part of the capital of Kaufman & Board France sold by Kaufman & Broad Home Corporation; the balance of the exercisable options either in the event of a further sale by Kaufman & Broad Home Corporation of its shareholding in Kaufman & Broad France according to the conditions indicated above, or in the absence of a further sale, as from the tenth anniversary of the award date of the balance of the options.


         1.3 As from October 31, 2002, the option will lose its validity in advance at the time of the occurrence of one of the following events and under the conditions set forth below:

                  - in the event of the death or invalidity of the beneficiary corresponding to the classification in the 3rd or 4th category provided for in Article 310 of the Social Security Code, at the end of a period of six months as from the day of the death or of the acknowledgment of the invalidity;

                  - in the event of taking retirement/being asked to retire, at the end of a one-month period as from the day on which he stops work;

                  - in the event of resignation, at the end of a one-month period as from the day of notification of the resignation;

                  - in the event of the sale of at least 50% of the shares of Kaufman & Broad France by Kaufman & Broad Home Corporation and/or in the event of a change of control of Kaufman & Broad Home Corporation, at the end of a period starting as from the beneficiary's being notified of the proposed sale or change of control referred to in this paragraph, and expiring one clear day preceding the date scheduled for the completion of the sale or the change of control referred to above, as mentioned in the notification sent to the beneficiary;


         1.4 The options granted to the beneficiary shall no longer be valid:

                  -     in the event of dismissal;

                  - in the event of removal from office or non-renewal of his term of office.

2.       TERMS AND CONDITIONS FOR THE EXERCISE OF THE OPTIONS

         The options may be exercised partially or totally.

         The exercise of the option shall be notified by its beneficiary (or in the case of death, by his assigns) by registered letter with return receipt requested sent to the company (or to the body instructed by the latter) in a form stipulated by the company with the assistance of the option exercise form attached hereto. This form will be completed, dated and signed when the option is exercised.

         The form will be accompanied by the payment by check of the amount of the purchase price of the shares.

         However, to enable the accomplishment of the financial transactions reserved to shareholders, the company may reserve the option of suspending the exercise of the stock options granted during a maximum of three months.

         In this case, the beneficiaries will be informed of the dates of the suspension and resumption of the exercise of the options by letter sent at least fifteen days in advance.

         If an option is exercised partially, the balance will remain exercisable according to the same conditions.


III.     CHARACTERISTICS OF THE SHARES ACQUIRED

1.       FORM - ACQUISITION OF RIGHTS

         The shares will obligatorily be in registered form, thus fulfilling all the conditions required to be able to benefit from the favorable tax regime granted to stock options.

         The shares acquired will acquire their rights as from the first day of the fiscal year during which the options are exercised, the date of the option exercise form attesting thereto. They will be entitled to the whole amount of the dividend paid for such fiscal year.

         They will be subject to all the provisions of the by-laws.

2.       AVAILABILITY OF THE SHARES

         The shares acquired will be immediately transferable.


IV.      TAX AND SOCIAL SECURITY REGIME

1. The benefit gained by the beneficiary at the time the option is exercised (difference between the value of the shares when the option is exercised and the purchase price, hereinafter referred to as the "capital gain on the acquisition") is not taxed immediately and will only be subject to taxation at the time of the sale of the shares by the beneficiary of the purchase option.

         At this time, the "capital gain on the sale" equal to the difference between the actual selling price and the value of the share on the date the option is exercised will be subject to the regime governing capital gains on securities.

         In the current state of the legislation and in accordance with the combined provisions of Articles 92-B and B bis of the French Tax Code
         (CGI), this capital gain will only be subject to income tax (at the proportional rate of 16% increased by the social deduction of 2%, the CSG at the current rate of 7.5% and the CRDS at the current rate of 0.5%, i.e., a total deduction of 26%), in the event that the amount of the sales made by the beneficiary of the option plan exceeds an annual ceiling (fixed at FF 100,000 for 1997).

         To assess this taxation threshold, all of the sales of shares, whether they are listed or unlisted (other than those of partnerships and companies in which the transferor holds more than 25% of the shares) made by the tax household during the year concerned must be taken into account.

         The "capital gain on the acquisition" which had not been taxed at the time the option was exercised is, subject to reaching the capital gains taxation threshold, taxed at the time of the sale of the shares at the rate of 30% (increased by the social deduction of 2%, the CSG at the current rate of 7.5% and the CRDS at the current rate of 0.5%, i.e., a total deduction of 40%), if, in accordance with the provisions of
         Article 163-bis C of the CGI, the two following conditions have been met:

         - the shares acquired upon exercise of the option remained in registered form,

         - the period between the award date of the options and the date of sale of the shares is more than five years.

         The beneficiary may also, in this case, opt to have the "capital gain on the acquisition" taxed for income tax for the year of the sale of the shares, in the category of wages and salaries (without applying the system of the quotient).

         If the beneficiary does not respect one of the two above-mentioned conditions, the "capital gain on the acquisition", reduced however, by the amount of any capital loss on the sale constitutes for the beneficiary an additional compensation to be added to his taxable salary of the year of the sale.

         However, adding back is carried out by a system of quotients which takes into account the number of years that have elapsed between the offering and the sale.

         As an exception to the rule of unavailability, the shares may be sold before the expiration of the five-year period fixed by Article 163-bis C of the CGI without losing the benefit of the favorable tax regime provided for in such article in the following four cases:

         - dismissal of the holder provided that such shares have been acquired at least three months prior to the notification of dismissal;

         - the holder's being asked to retire provided that such shares have been acquired at least three months prior to his stopping work;

         - the holder's invalidity corresponding to the classification in the 2nd or 3rd category provided for in Article L 341-1 of the Social Security Code;

         -      death of the holder.

         OBLIGATIONS OF THE COMPANY

         - For the year in which the option is exercised, the company will be required to deliver to the beneficiary, no later than February 15 of the following year, an individual statement mentioning its corporate name, the place of its principal place of business and the place of its registered office, if different, the dates of the award and exercise of the options, the number of shares acquired and their unit purchase price. Moreover, the company will send within the same period (no later than February 15) a duplicate of such statement to the local tax authorities on which it depends.

         - For the year in which the shares are sold, if this occurs prior to the end of the period of unavailability, the company must send, no later than February 15 of the following year, to the beneficiary and to the local tax authorities of the beneficiary's domicile, an individual statement mentioning the date of the sale (or the conversion into bearer shares) of the shares and the dates of the award and exercise of the option, the number of shares concerned, their purchase price and their value on the date on which the option is exercised.

         In the event of an exchange without a cash distribution (soulte) resulting from a public offering, merger, split-off, division or regrouping of shares carried out in accordance with the applicable regulations, the declaration obligations referred to above will be transferred to the company whose shares have been delivered in exchange for those acquired under the option and will henceforth cover these new shares.

         OBLIGATIONS OF THE BENEFICIARY

         For the year in which the option is exercised, the beneficiary must send with his tax declaration the individual statement delivered to him by the company.

         For the year in which the shares are sold, the beneficiary is required to indicate on his tax declaration of the year of the sale on the one hand the difference between the value of the shares on the date the option is exercised and their purchase price(1) and on the other hand the capital gain recorded on the date of the sale, equal to the difference between the sale price and the value of the shares on the date on which the option is exercised, if the conditions for taxation of this capital gain are met.

         The failure, both by the company and the beneficiary, to respect the declaration obligations mentioned above shall result in the forfeiture of the favorable tax regime of Article 163 bis C of the CGI and the taxation under



--------
(1) This capital gains being taxable either in the category of wages and salaries (sale before the expiration of the period of unavailability) or at the current rate of 40% (sale after the expiration of the period of unavailability).

         ordinary law conditions of the benefit obtained at the time the option is exercised. Moreover the company, with regard to the obligations it has not respected, is liable for the fiscal fines provided for in Articles 1725 and 1726 of the CGI.


2. THE SOCIAL SECURITY REGIME APPLICABLE TO THE BENEFIT OBTAINED FROM THE EXERCISE OF THE OPTION IS THE FOLLOWING:

         The benefit obtained from exercising the option (i.e., the difference between the value of the share on the date the option is exercised and the option price) is exempt from social security contributions, with the exception of the part of the discount exceeding 5% of the price of the share at the time the option is granted.


         However, pursuant to Article L 242-1 paragraph 2 of the Social Security Code, social security contributions are due in the event that the holder of the option sells the shares subscribed for or acquired pursuant to his right insofar as the conditions provided for in Article 163 bis C-I of the CGI are not met, i.e., in particular before the expiration of a five-year period which started on the award date of the option. Such benefit will then be considered as additional salary and will be subject as such to social security contributions when the conditions of form and time provided for in Article 163 bis C-I referred to above are not satisfied, i.e., when the shares are not in registered form or when, except for a special event concerning the beneficiary (dismissal, being asked to retire, invalidity or death), they are sold before the expiration of a five-year period as from the date of the award of the option, the principle of being subject to such contributions being applicable to both the employer and the employee share of the contributions, and extending to deductions whose base is aligned on that of the social security contributions, it being specified that the benefit obtained from the exercise of the option will in these cases be subject to the CSG and the CRDS as salaries and no longer as income from assets.

                                          Made in Paris, on October 25, 1997

                                          The Board of Directors
                                          Guy Nafilyan, Chairman